Exhibit 9
                                VOTING AGREEMENT

         Voting Agreement, dated as of March 30, 2001 (this "Agreement"), by and among America Online Latin America, Inc., a Delaware corporation (the "Company"), and each of the record and/or beneficial stockholders of the Company identified on Schedule A hereto (individually, so long as owning of record and/or beneficially any Shares, a " Voting Stockholder" and, collectively, the "Voting Stockholders").

         Whereas the Company, the Voting Stockholders and another stockholder of the Company have, contemporaneously with the execution and delivery of this Agreement, entered into a Stock Purchase Agreement dated as of March 30, 2001 (the "Stock Purchase Agreement") providing for the purchase by such stockholders of shares of the Company's capital stock pursuant to the terms and conditions thereof (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement);

         Whereas, as contemplated by the Stock Purchase Agreement and as provided in the Certificate of Designations, Preferences and Rights for Series D Redeemable Convertible Preferred Stock $.01 par value per share ("Series D Stock"), and Series E Redeemable Convertible Preferred Stock, $.01 par value per share ("Series E Stock"), of the Company in the form of Exhibit I hereto (the "Certificate of Designations"), which is contemplated to be filed and to become effective immediately prior to the issuance and sale of shares of Series D Stock and Series E Stock and thereby to amend the Restated Certificate of Incorporation of the Company as in effect as of the date hereof (the "Current Certificate"), the shares of Series D Stock and Series E Stock will convert into shares of Series B Redeemable Convertible Preferred Stock, $.01 par value per share, and Series C Redeemable Convertible Preferred Stock, $.01 par value per share, of the Company, respectively (the "Conversion"), immediately upon the effectiveness of a Restated Certificate of Incorporation substantially in the form of Exhibit II hereto (the "Restated Certificate"), after the approval by the stockholders of the Company of a proposal to adopt the Restated Certificate;

         Whereas, certain of the amendments that would be effected by the Restated Certificate may require the approving vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Stock"), voting separately as a class (the "Class A Vote"), while other amendments that would be so effected will not require the Class A Vote (the "General Amendments");

         Whereas, as an essential condition and inducement to the Company and the Voting Stockholders to enter into the Stock Purchase Agreement and in consideration therefor, the Company and the Voting Stockholders have agreed to enter into this Agreement; and

         Whereas, as of the date hereof, the Voting Stockholders own of record and/or beneficially shares of the Company's capital stock as set forth opposite their respective names on Schedule A hereto (together with all additional shares of the Company's capital stock which any of them shall hereafter own of record and/or beneficially, "Shares") (beneficial ownership of shares of capital stock of the Company for purposes of this Agreement being understood and agreed to include, without limitation, the holding of sole or shared voting power with respect to such shares, notwithstanding the transfer of record ownership and/or the economic benefit associated with such shares) and desire to enter into this Agreement;

         Now, therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   Article 1

                                Voting of Shares

     1.1 Voting Agreement. Each Voting Stockholder hereby agrees to (a) appear, in person or by proxy, or cause any other holder of record of any Shares owned beneficially by such Voting Stockholder on any applicable record date (the "Record Holder") to appear, in person or by proxy, so that all the Shares owned of record and/or beneficially by such Voting Stockholder are counted for the purpose of obtaining a quorum at any meeting of stockholders of the Company, and at any adjournment or adjournments thereof, at which any proposal to adopt the Restated Certificate or, subject to Section 1.3, any other proposal necessary or advisable to carry into effect the purpose and intent of this Agreement is presented for consideration and action by the stockholders of the Company (a "Meeting") and (b) vote, or cause the Record Holder to vote, in person or by proxy, or, to the extent written consents are solicited, to execute and deliver, or cause the Record Holder to execute and deliver, written consents with respect to, all Shares owned of record and/or beneficially by such Voting Stockholder as of the record date for determining stockholders of the Company entitled to vote, or execute and deliver written consents, in favor of (i) any proposal to adopt the Restated Certificate, (ii) any proposal necessary to permit the Conversion to be effected and the shares issued in the Conversion (and any shares of capital stock issuable upon conversion of such shares) to be authorized for quotation or listing on the NASDAQ Stock Market or any other national securities exchange on which the common stock of the Company is then quoted or listed,
(iii) any proposal to amend the Current Certificate as will be amended by the Certificate of Designations by adoption of an amendment thereto incorporating the General Amendments if the Restated Certificate is not adopted at a Meeting at which a proposal to do so is first proposed (the "First Meeting") and the provisions of Section 3.5 are therefore applicable and (iv) subject to Section 1.3, any other proposal the approval of which is necessary or advisable to carry into effect the purpose and intent of this Agreement. Each Voting Stockholder shall also vote against, and cause the Record Holder to vote against, and refrain, and cause the Record Holder to refrain, from executing and delivering written consents in favor of, any proposal which is contrary to or inconsistent with any proposal in favor of which the Voting Stockholders are required to vote as provided hereinabove in this Section 1.1. Each Voting Stockholder shall also vote, and cause the Record Holder to vote, in favor of the adjournment, to another time, date and place, of any Meeting at which any proposal in favor of which the Voting Stockholders are required to vote as provided hereinabove in this Section 1.1 is presented for consideration and action by the stockholders of the Company if a quorum for such Meeting is lacking or if the votes cast at such Meeting in favor of any such proposal are insufficient to approve such proposal.

     1.2 Grant of Proxy. In furtherance of the foregoing, each Voting Stockholder, by this Agreement, with respect to all Shares now or hereafter owned of record and/or beneficially by such Voting Stockholder, does hereby constitute and appoint Gerald Sokol, Jr. and Cristina Pieretti, and each of them acting singly, with full power of substitution, from the date hereof to the time of termination of this Agreement, as such Voting Stockholder's true and lawful attorneys-in-fact and proxies (each of them, its "Proxy"), for and in such Voting Stockholder's name, place and stead, to vote all such Shares at every Meeting, including the right to sign such Voting Stockholder's name (as a stockholder of the Company) to and deliver any consent, certificate or other document relating to the Shares owned by such Voting Stockholder that the Delaware General Corporation Law (the "DGCL") permits or requires, to effect the agreement to vote, or execute and deliver written consents, under Section 1.1. The foregoing appointment by each Voting Stockholder of Gerald Sokol, Jr. and Cristina Pieretti as such Voting Stockholder's attorneys-in-fact and Proxies is irrevocable to the fullest extent permitted by Delaware law and is coupled with an interest. Each Voting Stockholder hereby revokes any other power-of-attorney, proxy or appointment previously given, granted or made by such Voting Stockholder with respect to Shares owned of record and/or beneficially by such Voting Stockholder insofar as the exercise of any such other power-of-attorney, proxy or appointment could be contrary to or inconsistent with the agreement to vote, or execute and deliver written consents, under Section 1.1. By the signature of its authorized signatory below, the Company hereby acknowledges that the power-of-attorney given and the proxy granted hereby is in a form acceptable to, and will be recognized by, the Company.

     1.3 Matters Related to Adoption of the Restated Certificate; Special Committee. Each Voting Stockholder, and Proxies acting for such Voting Stockholder, shall be obligated under Section 1.1 to vote, or execute and deliver written consents, in favor of any proposal (other than (i) a proposal to adopt the Restated Certificate, (ii) any proposal necessary to permit the Conversion to be effected and the shares issued in the Conversion (and any shares of capital stock issuable upon conversion of such shares) to be authorized for quotation or listing on the NASDAQ Stock Market or any other national securities exchange on which the common stock of the Company is then quoted or listed and (iii) any proposal to amend the Current Certificate as will be amended by the Certificate of Designations by adoption of an amendment thereto incorporating the General Amendments if the Restated Certificate is not adopted at the First Meeting and the provisions of Section 3.5 are therefore applicable) only if the Special Committee of the Board of Directors of the Company (the "Special Committee") shall have determined that approval of such other proposal is necessary or advisable to carry into effect the purpose and intent of this Agreement. Further, each Voting Stockholder shall be obligated to vote against, and refrain from executing and delivering written consents in favor of, any proposal only if the Special Committee shall have determined that approval of such proposal is contrary to or inconsistent with any proposal in favor of which the Voting Stockholders are required to vote under Section 1.1. Any such determination by the Special Committee shall be final and binding upon the Company, the Voting Stockholders and their Proxies.

     1.4 No Inconsistent Agreements. Each Voting Stockholder hereby covenants and agrees that such Voting Stockholder will not, at any time while this Agreement remains in effect, (a) enter into any voting agreement or voting trust with respect to any of the Shares, or (b), grant a proxy or give a power-of-attorney or make any other appointment with respect to any of the Shares, except as is and will be consistent with the agreement to vote, or execute and deliver written consents, under Section 1.1. Each Voting Stockholder also covenants and agrees that such Voting Stockholder will not, prior to the termination of this Agreement, take any action that could make any representation or warranty of such Voting Stockholder contained herein untrue or could constitute a breach of any covenant or agreement by such Voting Stockholder hereunder or could have the effect of preventing, disabling, hindering or delaying such Voting Stockholder, any other Voting Stockholder or the Company from performing their respective obligations under this Agreement.

                                   Article 2

  Representations, Warranties, Covenants and Agreements of Voting Stockholders

Each Stockholder, severally and not jointly, hereby represents, warrants, covenants and agrees as follows:

     2.1 Authority Relative to Agreement. Such Voting Stockholder is duly organized, formed or created under the laws of the jurisdiction of its organization. Such Voting Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary corporate or other entity action on behalf of such Voting Stockholder has been taken to authorize this Agreement to be entered into on behalf of and to be performed by such Voting Stockholder. This Agreement has been duly and validly executed and delivered on behalf of such Voting Stockholder and, assuming the power and authority of the Company with respect to, and the due authorization, execution and delivery by the Company of, this Agreement, constitutes a legal, valid and binding obligation of such Voting Stockholder, enforceable against such Voting Stockholder in accordance with its terms.

     2.2 No Conflict. The execution and delivery of this Agreement or any instrument required by this Agreement to be executed and delivered by such Voting Stockholder do not, and the performance of this Agreement by such Voting Stockholder will not, (a) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Voting Stockholder is a party or by which such Voting Stockholder is bound or to which any of the Shares owned of record and/or beneficially by such Voting Stockholder is or are subject or by which they are or any of them is affected, or under the applicable organizational documents of such Voting Stockholder or
(b) conflict with or violate any law, regulation, rule, judgment, order, decree or award, in each case applicable to such Voting Stockholder or any Shares owned of record and/or beneficially by such Voting Stockholder.

     2.3 No Consents. The execution and delivery by such Voting Stockholder of this Agreement or any instrument required by this Agreement to be executed and delivered by such Voting Stockholder does not, and the performance by such Voting Stockholder of this Agreement or any instrument required by this
Agreement to be executed and delivered by such Voting Stockholder will not, require such Voting Stockholder to obtain any consent or waiver of any Person or the consent, approval, authorization or action by, license, waiver, qualification, order or permit of any federal, state or local government or any court, administrative or regulatory tribunal, agency, body, or commission or other governmental authority, domestic or foreign (a "Governmental Authority") required under any law, regulation, rule, judgment, order, decree or award, in each case applicable to such Voting Stockholder or any Shares owned of record and/or beneficially by such Voting Stockholder, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority.

     2.4 Title to the Shares. All Shares beneficially owned by such Voting Stockholder as of the date hereof are set forth opposite such Voting Stockholder's name under column I of Schedule A hereto and all Shares owned of record by each Voting Stockholder are set forth opposite such Voting
Stockholder's name under column II of Schedule A hereto. All such Shares are owned free and clear of all Liens, options, rights of first refusal or first offer, and agreements other than this Agreement and as described in Section 3.02 of the Stock Purchase Agreement, including but not limited to any thereof limiting such Voting Stockholder's voting rights, and such Voting Stockholder has not granted any proxy or given any power-of-attorney or made any appointment which remains effective with respect to any of the Shares, other than the power-of-attorney given and the proxy granted under Section 1.2. Such Voting Stockholder has the sole power to vote all Shares set forth opposite such Voting Stockholder's name on Schedule A hereto, with no restrictions or limitations on such power, except as noted on Schedule A hereto.

     2.5 Transferees of Shares. In the event that any Voting Stockholder intends to transfer ownership of any of the Shares owned of record and/or beneficially by such Voting Stockholder to a Person that is not then a Voting Stockholder, as a condition to the effectiveness of such transfer, such Voting Stockholder shall cause the transferee to agree, by executing and delivering to the Company a joinder agreement in form and substance satisfactory to the Special Committee, to become a party to this Agreement from and after the time such transfer is effected. The Company shall not be required to recognize the effectiveness of any transfer of Shares by a Voting Stockholder or a purported successor in interest to a Voting Stockholder which is not in compliance with the foregoing requirement.

                                   Article 3

      Representations, Warranties, Covenants and Agreements of the Company

The Company represents, warrants, covenants and agrees as follows:

     3.1 Authority Relative to Agreement. The Company is duly organized under the laws of the State of Delaware. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary corporate action on behalf of the Company has been taken to authorize this Agreement to be entered into on behalf of and to be performed by the Company. This Agreement has been duly and validly executed and delivered on behalf of the Company and, assuming the power and authority of each Voting Stockholder with respect to, and the due authorization, execution and delivery by such Voting Stockholder of this Agreement, constitutes a legal, valid and binding obligation of the Company vis-a-vis such Voting Stockholder, enforceable against the Company in accordance with its terms.

     3.2 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not,
(i) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or to which any of the assets of the Company is or are subject or by which they are or any of them is affected, or under the Current Certificate as will be amended by the Certificate of Designations or the bylaws of the Company or (ii) conflict with or violate any law, regulation, rule, judgment, order, decree or award, in each case applicable to the Company or any of its assets.

     3.3 No Consents. The execution and delivery by the Company of this Agreement or any instrument required by this Agreement to be executed and delivered by the Company does not, and the performance by the Company of its obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by the Company will not, require the Company to obtain any consent or waiver of any Person or the consent, approval, authorization or action by, license, waiver, qualification, order or permit of any Governmental Authority required under any law, regulation, rule, judgment, order, decree or award, in each case applicable to the Company or any of its assets, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, except any of the foregoing required under the DGCL, the Current Certificate as will be amended by the Certificate of Designations, the Company's bylaws and Section 14 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

     3.4 The Meeting. The Company shall take all steps necessary, in accordance with the Current Certificate as will be amended by the Certificate of Designations and the Company's bylaws, the DGCL and Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, to call, set a record date for, give notice of, convene, hold and conduct a Meeting, to occur on or before July 31, 2001, at which (i) a proposal to adopt the Restated Certificate will be considered and acted upon, (ii) any proposal necessary to permit the Conversion to be effected and the shares issued in the Conversion (and any shares of capital stock issuable upon conversion of such shares) to be authorized for quotation or listing on the NASDAQ Stock Market or any other national securities exchange on which the common stock of the Company is then quoted or listed and, (iii) subject to Section 1.3, for such other purposes as are necessary or advisable to carry into effect the purpose and intent of this Agreement and any other proper purposes for which such Meeting may be called. The Board and the Special Committee shall (a) take all steps necessary to determine the advisability of adopting the Restated Certificate and, if the provisions of Section 3.5 are applicable, the General Amendments, and to present to the stockholders of the Company (i) the proposal to adopt the Restated Certificate, (ii) any proposal necessary to permit the Conversion to be effected and the shares issued in the Conversion (and any shares of capital stock issuable upon conversion of such shares) to be authorized for quotation or listing on the NASDAQ Stock Market or any other national securities exchange on which the common stock of the Company is then quoted or listed, (iii) any proposal to amend the Current Certificate as will be amended by the Certificate of Designations by adoption of an amendment thereto incorporating the General Amendments if the Restated Certificate is not adopted at the First Meeting and the provisions of Section 3.5 are therefore applicable and, (iv) subject to
Section 1.3, any other proposal which is necessary or advisable to carry into effect the purpose and intent of this Agreement to be submitted to the stockholders of the Company at such Meeting for their consideration and action and (b) use all reasonable efforts to obtain the approving vote of the stockholders of the Company for (i) the adoption of the Restated Certificate,
(ii) any proposal necessary to permit the Conversion to be effected and the shares issued in the Conversion (and any shares of capital stock issuable upon conversion of such shares) to be authorized for quotation or listing on the NASDAQ Stock Market or any other national securities exchange on which the common stock of the Company is then quoted or listed, (iii) any proposal to amend the Current Certificate as will be amended by the Certificate of Designations by adoption of an amendment thereto incorporating the General Amendments if the Restated Certificate is not adopted at the First Meeting and the provisions of Section 3.5 are therefore applicable and, (iv) subject to
Section 1.3, any other proposal the approval of which is necessary or advisable to carry into effect the purpose and intent of this Agreement. The Company represents and warrants that the Board and the Special Committee have determined that adoption of the Restated Certificate is advisable and in the best interest of the Company, have directed that a proposal to adopt the Restated Certificate be presented to the stockholders of the Company for their consideration and approval, and have recommended that the stockholders of the Company approve such a proposal.

     3.5 Second Meeting; Adoption of General Amendments. In the event that at the First Meeting (i) a proposal to adopt the Restated Certificate is not approved, then after the Board shall have declared the General Amendments advisable, the Voting Stockholders shall as soon thereafter as practicable execute and deliver written consents to a proposal to adopt an amendment to the Current Certificate as will be amended by the Certificate of Designations incorporating the General Amendments. If the provisions of this Section 3.5 are so rendered applicable, if requested in writing by a Voting Stockholder, the Company shall within twelve months after the First Meeting take all of the action provided for in Section 3.4 with respect to a second Meeting (the "Second Meeting") and all of the other provisions of this Agreement, including but not limited to the obligations of the Voting Stockholders provided for in Section 1.1, shall continue to be applicable and in full force and effect in connection therewith and otherwise; provided that, in the event that at the Second Meeting any or all of (i) a proposal to adopt the Restated Certificate, (ii) any proposal necessary to permit the Conversion to be effected and the shares issued in the Conversion (and any shares of capital stock issuable upon conversion of such shares) to be authorized for quotation or listing on the NASDAQ Stock Market or any other national securities exchange on which the common stock of the Company is then quoted or listed which is presented at such Meeting and,
(iii) subject to Section 1.3, any other proposal necessary or advisable to carry into effect the purpose and intent of this Agreement is not approved by the stockholders of the Company, including by the Class A Vote, then this Agreement shall thereupon terminate and be of no further force and effect; provided, further, that in any event the General Amendments, after having been adopted, shall remain in full force and effect.

                                   Article 4

                                  Miscellaneous

     4.1 Reasonable Efforts. The Company and each Voting Stockholder shall use all of its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with one another in doing, all things necessary, proper or advisable, in the most expeditious manner practicable, to enable the full and timely performance of this Agreement, including (a) seeking to obtain all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities, making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the validity, effectiveness or performance of this Agreement, including but not limited to the adoption or effectiveness of the Restated Certificate, including but not limited to seeking to have any stay, temporary restraining order or preliminary injunction entered by any Governmental Authority vacated or reversed, but not including the payment or reimbursement of any legal fees in connection with any such lawsuits or other proceedings other than the payment by each party of its own expenses, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out the purpose and intent of, this Agreement.

     4.2 Obligations of Voting Stockholders with Respect to Record Holders of Shares. Each Voting Stockholder hereby agrees that, with respect to any Shares owned beneficially by such Voting Stockholder but held of record by another Person, such Voting Stockholder shall, at the request of the Company or any other Voting Stockholder, cause any holder of record of such Shares to take any and all actions which the Company or such other Voting Stockholder deems necessary, proper and advisable to enable the full and timely performance of this Agreement, including but not limited to causing any record holder of such Shares to execute and deliver a proxy or power-of-attorney to effect the provisions of this Section 4.2.

     4.3 Termination. This Agreement shall terminate upon the earliest to occur of (a) the mutual written agreement of all Voting Stockholders and the Company,
(b) the termination of the Stock Purchase Agreement in accordance with its terms prior to the issuance and sale of Shares pursuant thereto or (c) a termination of this Agreement pursuant to the last sentence of Section 3.5 occurs.

     4.4 Enforcement of Agreement. The parties hereto agree that immediate, substantial and irreparable harm for which monetary damages will be inadequate will occur in the event that any of the provisions of this Agreement are not performed in accordance with its terms by another party hereto or this Agreement is otherwise breached by another party hereto. Accordingly, it is agreed that each of the parties hereto will be entitled, in addition to any other remedy to which such party is entitled at law or in equity, to (a) an injunction or injunctions to prevent breaches or continuing breaches of this Agreement by any other party or parties hereto and (b) an order of specific performance of the provisions hereof.

     4.5 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their Affiliates and the legal representatives, successors and permitted assigns of the parties hereto and their Affiliates. If any Voting Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any options, warrants or other rights, by operation of law or otherwise, such Shares shall be held subject to all of the provisions of this Agreement. Without limiting the foregoing, each Voting Stockholder specifically acknowledges and agrees that the obligations of such Voting Stockholder hereunder shall not be terminated by operation of law.

     4.6 Entire Agreement; Condition to Effectiveness. This Agreement, together with the Stock Purchase Agreement and the Current Certificate as will be amended by the Certificate of Designations, constitutes the entire agreement among the Company and the Voting Stockholders with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, both written and oral, among the Company and the Voting Stockholders with respect to the subject matter hereof, other than the Stock Purchase Agreement and the Current Certificate as will be amended by the Certificate of Designations. This Agreement shall not take effect unless and until the Stock Purchase Agreement shall have been executed and delivered by the Company and by each of the Voting Stockholders and shall have taken effect.

     4.7 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This
Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

     4.8 Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     4.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including but not limited to any investigation by or on behalf of any party, shall be deemed to constitute a waiver of compliance with any representations, warranties, covenants or agreements contained in this Agreement by the party taking such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

     4.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the purpose and intent of this Agreement will be carried into effect to the fullest extent possible.

     4.11 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the Company at its address below and any other receiving party's address as set forth on Schedule A hereto, or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:

                  America Online Latin America, Inc.
                  6600 N. Andrews Avenue
                  Suite 500
                  Ft. Lauderdale, FL 33309
                  Attn: Chief Executive Officer
                  Fax: (954) 233-1801

With a copy (which shall not constitute notice) to:

                  America Online Latin America, Inc.
                  6600 N. Andrews Avenue
                  Suite 500
                  Ft. Lauderdale, FL 33309
                  Attn: General Counsel
                  Fax: (954) 233-1801

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such part set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next Business Day (or if sent overseas, on the second Business
Day) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the date delivery is made at the address of such party set forth above.

     4.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, Delaware law, regardless of any law that might otherwise govern under applicable principles of conflicts of law. State courts within the State of Delaware and, more particularly to the fullest extent such court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware law, or any other applicable law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party's property is immune from any legal process issued by such courts or (c) any litigation commenced in such courts is brought in an improper or inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party in the manner provided in Section 4.10 or in any other manner permitted by Delaware law, or any other applicable law, anywhere in the world, and that such service shall constitute valid and sufficient service of process on such party.

     4.13 Several Obligations of Voting Stockholders. The obligations of the Voting Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances shall any Voting Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant or agreement of any other Voting Stockholder.

     4.14 Officers and Directors. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not be deemed to prevent any employee, officer, director or representative of any Voting Stockholder or the Company from taking any action or refraining from taking any action in the exercise of his or her fiduciary duty as an employee, officer or director of the Company, provided that any action or failure to act by such Person which, if taken by such Voting Stockholder or by the Company, as the case may be, would constitute a breach of this Agreement if committed by such Voting Stockholder or by the Company, as the case may be, shall be deemed a breach of this Agreement by such Voting Stockholder or the Company, as the case may be, whether or not such action or inaction is in accordance with such fiduciary duty.

     4.15 Interpretation. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

     4.16 Waiver of Jury Trial. Each party hereto hereby waives any right to have a jury participate in resolving any dispute arising out of, or in connection with, related to, or incidental to this Agreement, the calling or holding of a Meeting to consider and act upon a proposal which is the subject of the agreement to vote, or execute and deliver written consents, under Section
1.1 or the conduct of any such Meeting insofar as relates to the subject matter of the agreement to vote, or execute and deliver written consents, under Section 1.1.

                                              AMERICA ONLINE LATIN AMERICA, INC.


                                              By:
                                              Name:
                                              Title:

                                              AMERICA ONLINE, INC.


                                              By:
                                              Name:
                                              Title:

                                              RIVERVIEW MEDIA CORP.


                                              By:
                                              Name:
                                              Title:

                                              ASPEN INVESTMENTS LLC


                                              By:
                                              Name:
                                              Title:

                                              ATLANTIS INVESTMENTS LLC


                                              By:
                                              Name:
                                              Title:

                                   Schedule A

                               Voting Stockholders

                                                                         I                            II
Name and Address                                               (Beneficially Owned)           (Owned of Record)
----------------                                               --------------------           -----------------

America Online, Inc.                                                101,858,334*                 101,858,334*
22000 AOL Way                                                     Series B Stock                Series B Stock
Dulles, VA 20166-9323, USA

Attn:  President, AOL International                                 14,152,123                    14,152,123
Telecopier:  (703) 265-2502                                       Series D Stock                Series D Stock

With a copy (which shall not constitute notice) to:                  4,000,000                    4,000,000
                                                                   Class A Stock                Class A Stock
America Online, Inc.
22000 AOL Way
Dulles, VA 20166-9323-USA
Attn:  General Counsel

Telecopier:  (703) 265-3992


Riverview Media Corp.                                                                             97,298,406
c/o Finser Corporation                                                                          Series C Stock
550 Biltmore Way, Suite 900
Coral Gables, FL 33134                                                                            4,000,000
Attn: General Counsel                                                                           Class A Stock
Telecopier: (305) 447-1389

With a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley and McCloy LLP
1 Chase Manhattan Plaza

New York, NY 10005
Attn: Guilford Gaylord, Esq.
Telecopier: (212) 530-5219

Aspen Investments LLC                                               48,865,869                    6,805,019
c/o Finser Corporation                                            Series C Stock                Series E Stock
550 Biltmore Way, Suite 900
Coral Gables, FL 33134                                               6,805,019
Attn: General Counsel                                             Series E Stock
Telecopier: (305) 447-1389:

                                                                     2,000,000
With a copy (which shall not constitute notice) to:                Class A Stock

Milbank, Tweed, Hadley and McCloy LLP
1 Chase Manhattan Plaza

New York, NY 10005
Attn: Guilford Gaylord, Esq.
Telecopier: (212) 530-5219

Atlantis Investment LLC                                             48,938,091                    6,805,018
c/o Finser Corporation                                            Series C Stock                Series E Stock
550 Biltmore Way, Suite 900
Coral Gables, FL 33134                                               6,805,018
Attn: General Counsel                                             Series E Stock
Telecopier: (305) 447-1389

                                                                     2,000,000
With a copy (which shall not constitute notice) to:                Class A Stock
Milbank, Tweed, Hadley and McCloy LLP
1 Chase Manhattan Plaza

New York, NY 10005
Attn: Guilford Gaylord, Esq.
Telecopier: (212) 530-5219

* Does not include 16,541,250 shares of Class A Stock, Class B Common Stock, $.01 par value per share, or Series B Stock purchasable upon the full exercise of a warrant therefor.